For the fiscal year ended 10/31/01.
File number 811-07811
Prudential U.S. Emerging Growth Fund, Inc.

SUB-ITEM 77 O

EXHIBITS

Transactions Effected Pursuant to Rule 10f-3

IIa.

1.	Name of Issuer
	     The Hartford Financial Services

2.	Date of Purchase
	     2/21/2001

3.	Number of Securities Purchased
	     58,100

4.	Dollar Amount of Purchase
	     $3,718,400

5.	Price Per Unit
	     $64.00

6.	Name(s) of Underwriter or Dealer(s)
	     From whom purchased:
		Goldman Sachs & Co.

7.	Other Members of the Underwriting Syndicate

		Goldman, Sachs & Co.
		Bear, Stearns & Co. Inc.
		Credit Suisse First Boston Corporation
		A.G. Edwards & Sons, Inc.
		Edward D. Hones & Co., L.P.
		Salomon Smith Barney Inc.
		UBS Warburg LLC
		Dowling & Partners Securities, LLC
		First Union Securities, Inc.
		Fox-Pitt, Kelton Inc.
		J.J.B. Hilliard, W.L. Lyons, Inc.
		Janney Montgomery Scott LLC
		Legg Mason Wood Walker, Incorporated
		Prudential Securities
		Raymond James & Associates, Inc.
		Regions Investment Company, Inc.
		Scott & Stringfellow, Inc.
		U.S. Bancorp Piper Jaffray Inc.
		Wells Fargo Van Kasper, LLC






































IIb.

1.	Name of Issuer
	     NRG Energy, Inc.

2.	Date of Purchase
	     3/7/2001

3.	Number of Securities Purchased
	     77,300

4.	Dollar Amount of Purchase
	     $2,087,100

5.	Price Per Unit
	     $27.00

6.	Name(s) of Underwriter or Dealer(s)
	     From whom purchased:
		Credit Suisse First Boston

7.	Other Members of the Underwriting Syndicate

		Credit Suisse First Boston Corporation
		Merrill Lynch
		Goldman, Sachs & Co.
		Salomon Smith Barney Inc.
		ABN AMRO Rothschild LLC
		Banc of America Securities LLC
		CIBC World Markets Corp.
		Credit Lyonnaise Securities (USA) Inc.
		Dain Rauscher Incorporated
		D.A. Davidson & Co.
		Dresdner Kleinwort Benson North America LLC
		Gerard Klauer Mattison & Co.
		Invesmed Associates LLC
		Lazard Freres & Co. LLC
		J.P. Morgan Securities Inc.
		Prudential Securities
		Ragen MacKenzie Incorporated
		Raymond James & Associates, Inc.
		Sanders Morris Harris Inc.
		U.S. Bancorp Piper Jaffray Inc.
		UBS Warburg LLC
		The Williams Capital Group, L.P.



t:  \Cluster 1\NSAR\EGF\12-01\77O2